                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            VISUAL EDGE SYSTEMS INC.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:

     ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

     ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined)

     ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

     ------------------------------------------------------------------------
     5) Total fee paid:

     ------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     ------------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------------------
     3)  Filing Party:

     ------------------------------------------------------------------------
     4)  Date Filed:

     ------------------------------------------------------------------------

                                                              April __, 1999

Dear Stockholder:

         You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Visual Edge Systems Inc. (the "Company"), which will be held at the Company's principal executive office, 2424 North Federal Highway, Suite 100, Boca Raton, Florida, on Friday, May 14, 1999, commencing at 10:00 a.m. (local time). We look forward to greeting as many of our stockholders as are able to be with us.

         At the meeting, you will be asked to: (1) elect five Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified; (2) grant permission to the Board of Directors of the Company to effect a reverse stock split, in a ratio of no more than one-for-five, if the Board of Directors determines that such action is advisable to comply with the listing requirements of the Nasdaq SmallCap Market; (3) consider and act upon an amendment to the Visual Edge Systems Inc. Amended and Restated 1996 Stock Option Plan; and (4) transact such other business as may properly come before the meeting and any adjournment thereof.

         We hope you will find it convenient to attend the meeting in person. Whether or not you expect to attend, to assure your representation at the meeting and the presence of a quorum, please complete, date, sign and mail promptly the enclosed proxy card (the "Proxy"), for which a return envelope is provided. No postage need be affixed to the Proxy if it is mailed in the United States. After returning your Proxy, you may, of course, vote in person on all matters brought before the meeting.

         The Company's Annual Report for the fiscal year ended December 31, 1998 is being mailed to you together with the enclosed proxy materials.

                                   Sincerely,



                                   Earl Takefman
                                   Chief Executive Officer

                            VISUAL EDGE SYSTEMS INC.
                     2424 NORTH FEDERAL HIGHWAY, SUITE 100
                           BOCA RATON, FLORIDA 33431

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1999

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Visual Edge Systems Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive office, 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431, on Friday, May 14, 1999, at 10:00 a.m. (local time), for the following purposes:

         (1) to elect five Directors, each to serve until the next Annual Meeting and until his successor is duly elected and qualified;

         (2) to grant permission to the Board of Directors of the Company to effect a reverse stock split, in a ratio of no more than one-for-five, if the Board of Directors determines that such action is advisable to comply with the listing requirements of the Nasdaq SmallCap Market;

         (3) to consider and act upon an amendment to the Visual Edge Systems Inc. Amended and Restated 1996 Stock Option Plan; and

         (4) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

         The accompanying proxy is solicited by the Board of Directors of the Company. A copy of the Company's Annual Report to Stockholders, Proxy Statement and form of proxy are enclosed.

         Only stockholders of record as of the close of business on April __, 1999 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

         You are cordially invited to be present at the Annual Meeting. It is important to you and to the Company that your shares be voted at the Annual Meeting.


                           By Order of the Board of Directors

                           Earl Takefman
                           Chief Executive Officer

April __, 1999

===============================================================================
                               IMPORTANT NOTICE:

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT CAREFULLY AND THEN TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. AS SET FORTH IN THE PROXY STATEMENT, THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO ATTEND AND TO VOTE AT THE ANNUAL MEETING.

===============================================================================

                            VISUAL EDGE SYSTEMS INC.

                              --------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1999

         This Proxy Statement and the accompanying form of proxy ("Proxy") are being furnished to the stockholders of Visual Edge Systems Inc., a Delaware corporation (the "Company"), in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's principal executive office, 2424 North Federal Highway, Suite 100, Boca Raton, Florida, on May 14, 1999, at 10:00 a.m. (local time), and at any adjournment thereof. Only stockholders of record as of the close of business on April __, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting.

         This Proxy Statement and the accompanying Proxy, together with a copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998 (the "Annual Report"), are being sent or given to the stockholders commencing on or about April __, 1999.

         At the Annual Meeting, the stockholders of the Company will be asked:
(i) to elect five Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified; (ii) to grant permission to the Board of Directors of the Company to effect a reverse stock split, in a ratio of no more than one-for-five, if the Board of Directors determines that such action is advisable to comply with the listing requirements of the Nasdaq SmallCap Market; (iii) to consider and act upon an amendment to the Visual Edge Systems Inc. Amended and Restated 1996 Stock Option Plan; and (iv) to transact any other business that may properly come before the meeting and any adjournment thereof.

         The principal executive office of the Company is located at 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431 and the Company's telephone number at that address is (561) 750-7559.

         STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

SOLICITATION OF PROXIES

         If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified in the Proxy. In the absence of instructions to the contrary, such shares will be voted (i) in favor of the nominees for election to the Board of Directors listed in this Proxy Statement and named in the accompanying Proxy,
(ii) to grant permission to the Board of Directors of the Company to effect a reverse stock split, in a ratio of no more than one-for-five, if the Board of Directors determines that such action is advisable to comply with the listing requirements of the Nasdaq SmallCap Market, and (iii) to approve an amendment to the Visual Edge Systems Inc. Amended and Restated 1996 Stock Option Plan. The Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any matters that will come before the Annual Meeting other than as described herein. In the absence of instructions to the contrary, however, it is the intention of each of the persons named in the accompanying Proxy to vote all properly executed Proxies on behalf of the stockholders they represent in accordance with their discretion with respect to any such other matters properly coming before the Annual Meeting. The expenses with respect to this solicitation of Proxies will be paid by the Company.

         Any stockholder may revoke such stockholder's Proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation). A Proxy may be revoked by written notice of revocation received prior to the Annual Meeting, by attending the Annual Meeting and voting in person or by submitting a signed Proxy bearing a subsequent date. A written notice revoking a previously executed Proxy should be sent to the Company at 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431, Attention: Secretary. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP

         Only holders of record of the common stock, par value $.01 per share, of the Company (the "Common Stock"), as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock entitles the registered holder thereof to one vote on each matter to come before the Annual Meeting. As of the close of business on the Record Date, there were 10,398,440 shares of the Common Stock outstanding. The presence, in person or by Proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. Assuming a quorum, the nominees receiving a plurality of the votes cast at the Annual Meeting for the election of Directors will be elected as Directors. Votes that are withheld will be counted for purposes of determining the presence or absence of a quorum but will have no other effect. Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of the election of Directors.

         The following table sets forth certain information, as of April __, 1999, relating to the beneficial ownership of shares of the Common Stock by:
(i) each person or entity who is known by the Company to own beneficially five percent or more of the outstanding Common Stock; (ii) each of the Company's executive officers, directors and nominees as a director; and (iii) all directors and executive officers of the Company as a group.

                                                                           PERCENTAGE
                                                   BENEFICIAL              BENEFICIAL
                                                  OWNERSHIP OF            OWNERSHIP OF
BENEFICIAL HOLDER                               COMMON STOCK(1)          COMMON STOCK(1)
-----------------                               ---------------         ----------------
Earl Takefman(2) ........................         1,696,960                 12.0%
Infinity Investors Limited(3)............         1,039,388                  7.4%
Ronald F. Seale(4)  .....................           976,000                  6.9%
Alan L. Lubell(5) .......................           767,786                  5.4%
Richard Parker(6) .......................           702,000                  5.0%
Tom Peters(7) ...........................           254,566                  1.8%
Melissa Forzly(8) .......................            27,500                   *
Mark Hershhorn(9) .......................             5,000                   *
Beryl Artz(10) ..........................             3,333                   *
All directors and executive officers as a
 group (seven persons)...................         3,665,359                 26.0%

----------
*Less than 1%

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that (a) options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this Proxy Statement, have been exercised and (b) securities convertible into shares of Common Stock that are held by such person (but not those held by any other person) and which are convertible within 60 days of the date of this Proxy Statement, have been converted.

(2) Includes (i) 1,159,482 shares owned by Status-One Investments Inc., a Delaware corporation owned by Earl Takefman and certain family members ("Status-One"), and (ii) presently exercisable options to acquire 537,478 shares of Common Stock, but does not include 2,136 shares of Common Stock owned by Mr. Takefman's spouse, as to which shares Mr. Takefman disclaims beneficial ownership.

(3) Includes shares beneficially owned by IEO Holdings Limited, Glacier Capital Limited and Summit Capital Limited, which entities have affirmed the existence of a "group" as such term is used in Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended. For all of such entities, excludes all shares underlying Notes and Preferred Stock held by such entities. Information regarding these entities has been obtained from the Schedule 13G, filed February 16, 1999, with respect to the "group" in which these entities are included.

(4) Includes 976,000 shares owned by Marion Interglobal, Ltd., a British Virgin Islands corporation of which Mr. Seale is Senior Managing Director.

(5) Does not include 21,827 shares of Common Stock that Mr. Lubell has agreed to give to certain persons.

(6) Includes presently exercisable options to acquire 700,000 shares of Common Stock.

(7) Includes presently exercisable options to acquire 240,411 shares of Common Stock.

(8) Includes presently exercisable options to acquire 27,500 shares of Common Stock.

(9) Includes presently exercisable options to acquire 5,000 shares of Common Stock.

(10) Excludes shares underlying options to acquire 1,667 shares of Common Stock, none of which are exercisable within 60 days.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         Five directors are to be elected to hold office until the next annual meeting and until their respective successors are elected and qualified.

         The following information is furnished with respect to the five nominees for election as Directors. The Board of Directors has recommended the nominees named below. Unless otherwise instructed, it is the intention of the persons named in the accompanying Proxy to vote all shares of the Common Stock represented by properly executed Proxies for the nominees named below. Although such nominees have indicated that they will serve as Directors of the Company, should any of them be unable to serve, the Proxies will be voted for the election of a substitute nominee designated by the Board of Directors or the Board of Directors will elect to reduce the number of Directors constituting the Board of Directors. There is no cumulative voting for Directors.

NOMINEES FOR DIRECTORS

         RONALD F. SEALE, age 51, has been Chairman of the Board of the Company since May 1998. Mr. Seale also presently serves as a Senior Managing Director of Marion Interglobal, Ltd., an investment group, as well as Senior Managing Director of Bayfront Holdings Inc., an investment group, and Chairman of the Board of Aim Holdings, Inc. , an investment group. From 1986 until 1998, Mr. Seale served as President of Tristar Acquisitions, an investment group. From 1967 until 1984, Mr. Seale worked in the securities industry for Merrill Lynch, Paine Webber, Shearson American Express and Prudential Bache. Mr. Seale is a former director of Progressive National Bank of Louisiana.

         EARL TAKEFMAN, age 49, a co-founder of the Company, has been Chief Executive Officer of the Company since March 1995. Prior to founding the Company, Mr. Takefman was Co-Chief Executive Officer of SLM International, Inc. ("SLM"), a publicly traded toy and sporting goods company, from December 1989 to August 1994. From 1980 to 1989, prior to joining SLM, Mr. Takefman was Chief Operating Officer of Charan Industries ("Charan"), a publicly traded Canadian toy and sporting goods company. Mr. Takefman received a Bachelor of Architecture degree in 1971 and a Masters of Business Administration degree from McGill University in Montreal, Canada in 1973.

         RICHARD PARKER, age 37, has been the Company's President and Chief Operating Officer since July 1996. From February 1990 until his appointment as Chief Operating Officer of the Company, Mr. Parker was the founder, owner and president of Diomo Marketing Inc. and Devrew Merchandising Inc., companies engaged in marketing and selling consumer products in Canada. From August 1984 to February 1990, Mr. Parker held various positions, including Vice President, at Charan. Mr. Parker graduated from Vanier College in Montreal in 1980.

         MARK HERSHHORN, age 50, became a director of the Company on July 24, 1996 upon completion of the Company's initial public offering. From November 1994 until April 1997, Mr. Hershhorn served as President and Chief Executive Officer and as a director of National Media Corporation of Philadelphia, a publicly-traded worldwide infomercial company, and as Chairman of the Board of its international subsidiary, Quantum International, Inc. From August 1994 to November 1994, Mr. Hershhorn acted as President and Chief Operating Officer of National Media. Mr. Hershhorn was President and Chief Operating Officer of Buckeye Communications, a publicly traded corporation, from June 1993 to August 1994 and of National Media from December 1991 to April 1993. From 1990 to December 1991, Mr. Hershhorn was a

Senior Vice President of Food Marketing for Nutri-Systems Inc., a diet food company. Prior to joining Nutri-Systems, he held various positions at the Franklin Mint, including Chief Financial Officer, Treasurer, Vice President and director, from 1985 to 1990. Mr. Hershhorn received a Bachelor of Arts degree in economics from Rutgers University and a Masters of Business Administration degree from the Wharton School of Business at the University of Pennsylvania. He currently serves as a member of the Wharton School Graduate Executive Board.

         BERYL ARTZ, age 46, became a director of the Company on March 19, 1997. Since March 1995, Mr. Artz has served as an Executive Vice President and director for Club Corporation of America, a corporation that owns and manages golf courses, in which position he has responsibility for private clubs, public golf and semi-private club operations within Texas and the Southeast United States. From January 1988 until January 1995, Mr. Artz was the Executive Vice President of GolfCorp, a corporation that owns and manages golf courses, where he had responsibility for the public golf course and semi-private club operations. Mr. Artz also currently serves as an advisor to the Board of Directors of Club Corporation International, a privately held corporation that owns and manages golf courses and that has annual gross revenues of over $700 million and over 228,000 memberships nationwide.

VOTE REQUIRED FOR APPROVAL

         The five nominees receiving a plurality of the votes cast at the Annual Meeting for the election of Directors will be elected as Directors.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                   FOR ITS NOMINEES TO THE BOARD OF DIRECTORS

COMPENSATION OF DIRECTORS

         The Company reimburses Directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company, but does not give its Directors additional compensation for serving as Directors or for attending Board of Directors meetings. Each Director who is not an employee of the Company receives an initial grant of non-qualified options to purchase 5,000 shares of the Common Stock under the Company's Amended and Restated 1996 Stock Option Plan (the "Plan"). Non-employee directors receive annual grants of non-qualified options to purchase 2,500 shares of the Common Stock.

BOARD AND COMMITTEE MEETINGS

         The Company's Board of Directors met on five occasions in 1998. All of the Directors attended at least 75% of the meetings of the Board of Directors during 1998.

         Nominees for election as a director of the Company are selected by the full Board of Directors, acting as a nominating committee. Nominations for directors, other than those made by the entire Board of Directors, will not be eligible to be voted upon at an annual meeting unless submitted in accordance with the procedure set forth under the heading "STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2000 ANNUAL MEETING."

         The Board of Directors has an Audit Committee and a Compensation Committee. The members of the Audit Committee presently consist of Messrs. Artz and Hershhorn. The members of the Compensation Committee presently consist of Messrs. Seale, Takefman and Hershhorn.

         The Audit Committee is generally responsible for recommending the appointment of the Company's independent auditors and overseeing the accounting and internal audit functions of the Company. Audit Committee members regularly talk with the Company's financial management and independent auditors to review the results of their examinations, the general scope of their audit services and their opinions on the adequacy of internal controls and quality of financial reporting. The Audit Committee met one time during 1998. All of the members of the Audit Committee attended the meeting of such committee during 1998.

         The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors concerning remuneration of the Company's executive officers. The Compensation Committee also administers the Plan and determines the amounts of, and the individuals to whom, awards shall be made thereunder. The Compensation Committee met one time during 1998. All of the members of the Compensation Committee attended the meeting of such committee during 1998.

         PROPOSAL NO. 2 - GRANT OF PERMISSION TO THE BOARD OF DIRECTORS
      OF THE COMPANY TO POTENTIALLY EFFECT A REVERSE STOCK SPLIT IN ORDER
                    TO COMPLY WITH THE LISTING REQUIREMENTS
                         OF THE NASDAQ SMALLCAP MARKET

      On April [__], 1999 the last reported sale price of the Common Stock on the Nasdaq SmallCap Market was [$__] per share. As discussed below, the recent per share price of the Common Stock has raised concerns that the Common Stock could be delisted from the Nasdaq SmallCap Market. On March 1, 1998, the Company received a letter from Nasdaq stating that the Common Stock would be delisted if the Company does not demonstrate compliance with Nasdaq's minimum bid price requirement by the close of business on June 1, 1999.

         The Board of Directors of the Company seeks permission to potentially effect a reverse stock split, in a ratio of no more than one-to-five (the "Reverse Stock Split"), if it determines that such action is advisable as a means of increasing the market price of the Common Stock to a level sufficient to maintain the listing of the Common Stock on the Nasdaq SmallCap Market. If the Board of Directors decides to effect the Reverse Stock Split after receiving stockholder approval, the Board of Directors will determine the exact ratio for such Reverse Stock Split (provided that such ratio shall be no more than one-for-five) so as to satisfy the listing requirements of the Nasdaq SmallCap Market.

REASONS FOR THE REVERSE STOCK SPLIT PROPOSAL

         The trading market for the Common Stock is currently the Nasdaq SmallCap Market. One of the requirements for continued listing on the Nasdaq SmallCap Market is a minimum bid price of $1 per share. On March 1, 1999, the Company received a letter from Nasdaq notifying the Company that the Common Stock had failed to maintain a closing bid price of at least $1 per share for 30 consecutive trading days. The letter stated that if the closing bid price of the Common Stock was not at least $1 per share for a minimum of ten consecutive trading days (the "Minimum Price Condition") by June 1, 1999, the Common Stock would be subject to delisting from Nasdaq effective with the close of business on June 1, 1999. The letter went on to say that the delisting would be stayed if Nasdaq received a request for a hearing by the close of business on June 1, 1999. If the Company fails to satisfy the Minimum Price Condition and requests a hearing and the Company proposes to the hearing panel a plan (such as a reverse stock split) that is reasonably likely to result in the satisfaction of the Minimum Price Condition in the following 30 to 45 days, the panel may extend the stay for that period. However, there can be no assurance that the Common Stock would not be delisted after the hearing for failure to meet the Minimum Price Condition or another of the Nasdaq maintenance standards. If it were delisted from Nasdaq, the Common Stock would trade on the OTC Bulletin Board, which, as discussed below, may have a material adverse effect on the ability of the Company to finance its operations in the future and on the liquidity of the Common Stock.

         The Board of Directors believes that the delisting of the Common Stock from the Nasdaq SmallCap Market would have a negative impact on the liquidity of the Common Stock. The Company believes that the increased share price expected to result from a reverse stock split could enable the Company to meet the minimum share price requirement for continued listing of the Common Stock on the Nasdaq SmallCap Market. However, there can be no assurance that the market price of the Common Stock will increase to at least $1 per share if the Board of Directors decides to effect a Reverse Stock Split or, even if it does, that the Company will be able to maintain the listing of the Common Stock on the Nasdaq SmallCap Market.

         There can be no assurance, however, that the foregoing effects will occur or that the market price of the Common Stock immediately after implementation of the proposed Reverse Stock Split will be maintained for any period of time, that such market price will approximate any particular multiple of the market price of the Common Stock before the proposed Reverse Stock Split, or that such market price will exceed or remain in excess of the current market price of the Common Stock.

         If the Board of Directors decides to effect the Reverse Stock Split after receiving stockholder approval, the total number of shares of Common Stock held by each stockholder would be converted automatically into a right to receive a number of shares of new common stock, par value $.01 (the "New Common Stock"), of the Company equal to the number of shares of Common Stock owned immediately prior to the Reverse Stock Split divided by a number no more than five, as determined by the Board of Directors in order to comply with the listing requirements of the Nasdaq SmallCap Market.

         Permission for the Board of Directors of the Company to effect the Reverse Stock Split would not affect any stockholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from fractional shares. The Reverse Stock Split would not reduce the number of stockholders of the Company, other than stockholders owning less than that number of shares of Common Stock to be exchanged for each share of New Common Stock. The shares of New Common Stock which would be issued upon the Board of Directors of the Company effecting the Reverse Stock Split would be fully paid and nonassessable. The voting rights and other privileges of the holders of Common Stock would not be affected substantially by the Board of Directors of the Company effecting the Reverse Stock Split.

EFFECTIVE TIME

         If the stockholders grant permission to the Board of Directors to effect the Reverse Stock Split, and upon a determination by the Board of Directors that the Reverse Stock Split is in the best interest of the Company and its stockholders, an amendment to Article 4 of the Certificate of Incorporation would be filed with the Secretary of State of the State of Delaware on any date selected by the Board of Directors on or prior to the Company's next Annual Meeting of Stockholders, providing that the Reverse Stock Split would become effective as of 5:00 p.m. New York City time on the date of such filing (the "Effective Time"). Without any further action on the part of the Company or the stockholders, the shares of Common Stock held by stockholders of record as of the Effective Time would be converted at the Effective Time into the right to receive a number of shares of New Common Stock equal to the number of their shares of Common Stock divided by a number not more than five, as determined by the Board of Directors in order to comply with the listing requirements of the Nasdaq SmallCap Market.

EXCHANGE OF STOCK CERTIFICATES

         If the Reverse Stock Split is effected by the Board of Directors, as soon as practicable after the Effective Time, the Company will send a letter of transmittal to each stockholder of record at the Effective Time for use in transmitting certificates representing shares of Common Stock ("old certificates") to the Company's transfer agent, American Stock Transfer & Trust Company (the "Exchange Agent"). The letter of transmittal will contain instructions for the surrender of old certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. No new certificates will be issued to a stockholder until such stockholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

         Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all old certificates, stockholders will receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock represented by the old certificates have been converted as a result of the Reverse Stock Split. Until surrendered, outstanding old certificates held by stockholders will be deemed for all purposes to represent the number of whole shares of New Common Stock to which such stockholders are entitled as a result of the Reverse Stock Split. Stockholders should not send their old certificates to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender as soon as is practicable after the letter of transmittal is sent shall be exchanged at the first time they are presented for transfer.

         No service charges will be payable by stockholders in connection with the exchange of certificates, all expenses of which will be borne by the Company.

EFFECT OF REVERSE STOCK SPLIT

         If the Reverse Stock Split is effected by the Company's Board of Directors, the result would be that each Company stockholder who owns shares of Common Stock will receive one share of New Common Stock in exchange for a number of shares of Common Stock that shall be no more than five, as determined by the Board of Directors in order to comply with the listing requirements of the Nasdaq SmallCap Market.

         Dissenting stockholders have no appraisal rights under Delaware law or under the Company's Certificate of Incorporation or Bylaws in connection with the Reverse Stock Split.

VOTE REQUIRED

         In order to grant permission to the Board of Directors of the Company to effect the Reverse Stock Split, a majority of the votes cast at the Annual Meeting on such proposal must be voted in favor of granting such permission.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
           THE PROPOSAL TO GRANT PERMISSION TO THE BOARD OF DIRECTORS
                       TO EFFECT THE REVERSE STOCK SPLIT.

         PROPOSAL NO. 3 - APPROVAL OF AN AMENDMENT TO THE VISUAL EDGE
            SYSTEMS INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN

         In April 1996, prior to the Company's initial public offering, the Board of Directors adopted, and the Company's stockholders approved, the Company's 1996 Stock Option Plan pursuant to which key employees and non-employee directors of the Company have been granted stock options. Effective January 1, 1997, the Board of Directors and the Company's stockholders approved an amendment to the 1996 Stock Option Plan, which, as amended, was renamed the Visual Edge Systems Inc. Amended and Restated 1996 Stock Option Plan. The amendment increased the limitation on the number of shares of the Common Stock that may be subject to outstanding options from 900,000 to the greater of 1,200,000 or 12% of the total number of shares of the Common Stock outstanding. Effective _______________, the Board of Directors approved an amendment to the Amended and Restated 1996 Stock Option Plan. Such amendment further increased the limitation on the number of shares of the Common Stock that may be subject to outstanding options to the greater of 2,000,000 or 20% of the total number of shares of the Common Stock outstanding. The purpose of this amendment is (i) to ensure that a sufficient number of shares are available for grants of options at any given time and (ii) to give the Compensation Committee added flexibility in compensating key employees and other individuals with stock options.

         At the 1999 Annual Meeting, Stockholders will be asked to approve the Stock Option Plan, as amended and restated. All option grants made pursuant to the Stock Option Plan from and after the date of the Annual Meeting are contingent upon the approval of the Stock Option Plan by Stockholders at the 1999 Annual Meeting.

         In the Board of Director's judgment, the Stock Option Plan provides a critical long-term incentive for the management employees and non-employee directors of the Company and its subsidiaries. The Board of Directors believes that the Company's policy of granting stock options to directors and employees will continue to provide it with a critical advantage in attracting and retaining qualified candidates. In addition, the Stock Option Plan, in its amended and restated form, is intended to provide the Compensation Committee with maximum flexibility to compensate plan participants. It is expected that such flexibility will be an integral part of the Company's policy to encourage directors and key employees to focus on the long-term growth of Stockholder value. The Board of Directors believes that important advantages to the Company are gained by an option program such as the Stock Option Plan which includes incentives for motivating employees of the Company, while at the same time promoting a closer identity of interests between directors and employees on the one hand, and the Stockholders on the other.

         The principal terms of the Stock Option Plan, as amended and restated, are summarized below and a copy of the Stock Option Plan, as amended and restated, is annexed to this Proxy Statement as Annex A. The summary of the Stock Option Plan set forth below is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Stock Option Plan to which reference is made.

SUMMARY DESCRIPTION OF THE AMENDMENT TO THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN

         The purpose of the Stock Option Plan, attached hereto as Annex A, is to provide directors, officers and key employees of, and consultants to the Company and its subsidiaries with additional incentives by increasing their ownership interests in the Company. Directors, officers and other key employees of the Company and its subsidiaries are eligible to participate in the Stock Option Plan. Options may also be granted to consultants providing valuable services to the Company and its subsidiaries. In addition, individuals who have agreed to become a key employee of or a consultant to the Company and its subsidiaries are eligible for option grants, conditional in each case on actual employment or consultant status. Awards of options to purchase Common Stock may include incentive stock options ("ISOs") and/or non-qualified stock options ("NQSOs").

         The maximum number of shares of the Common Stock that may be subject to outstanding options, determined immediately after the grant of any option, is equal to the greater of 2,000,000 shares (reduced by the number of options not granted or, if granted, forfeited in accordance with their terms) or 20% of the aggregate number of shares of the Company's Common Stock outstanding, provided, however, that options to purchase no more than 300,000 shares of the Common Stock may be granted as ISOs. Prior to its _______________ amendment, the Stock Option Plan provided that no more than the greater of 1,200,000 or 12% of the total number of shares of the Common Stock outstanding may be subject to options under the Stock Option Plan.

         The Compensation Committee administers the Stock Option Plan. Except with respect to nondiscretionary stock options granted to non-employee directors (described below) the Compensation Committee generally has discretion to determine the terms of any option grant, including the number of option shares, option price, term, vesting schedule, the post-termination exercise period, and whether the grant will be an ISO or NQSO. Notwithstanding this discretion: (i) the number of shares subject to options granted to any individual in any calendar year may not exceed 250,000; (ii) the term of any option may not exceed 10 years (unless granted as an ISO to a 10% or more stockholder, which term may not exceed five years); and (iii) an option will terminate upon a grantee's termination of employment for cause. In addition, unless otherwise specified by the Compensation Committee, all outstanding options vest upon a "change in control" of the Company (as defined in the Stock Option Plan), and all options will terminate three months following any termination of employment.

         The Stock Option Plan also provides for automatic, non-discretionary option grants to directors who are not otherwise employed by the Company. Upon commencement of service, non-employee directors receive a nonqualified option to purchase 5,000 shares of the Common Stock, and continuing non-employee directors receive annual grants of stock options to purchase 2,500 shares of the Common Stock. Options granted to non-employee directors become exercisable as to one-third of the shares on the date of grant, and as to one-third on each of the next two anniversaries of the date of grant, have a term of five years from the date of grant, and are granted with an exercise price equal to the fair market value of the Common Stock on the date of their grant.

         The Stock Option Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further Stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the Common Stock is then listed or quoted. Thus, Stockholder approval will not necessarily be required for amendments which might increase the cost of the Stock Option Plan or broaden eligibility. The Stock Option Plan will remain in effect until terminated by the Board of Directors.

         Option grants under the Stock Option Plan that may in the future be received by or allocated to the Company's executive officers or to such other group or groups of persons from and after the date of the Annual Meeting are not presently determinable (other than with respect to options granted to the Company's non-employee directors, who will receive automatic, non-discretionary grants in such amounts and on such terms as described in this summary).

FEDERAL TAX CONSEQUENCES

         The following is a brief description of the federal income tax consequences generally arising with respect to options that may be granted under the Stock Option Plan. This discussion is intended for the information of Stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Stock Option Plan.

         The grant of an option will create no tax consequences for the grantee or the Company. A grantee will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising a NQSO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable stock received. In each case, the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

         A participant's disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option except that the Company will be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

         Section 162(m) of the Internal Revenue Code generally disallows a public company's tax deduction for compensation to its chief executive officer and the four other most highly compensated executive officers in excess of $1 million. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore generally remains fully deductible by the company that pays it. The Company intends that options granted to the relevant officers with an exercise price at least equal to 100% of fair market value of the underlying stock at the date of grant will qualify as such "performance-based compensation," although other grants under the Stock Option Plan may not so qualify.

VOTE REQUIRED FOR APPROVAL

         The affirmative vote of a majority of the outstanding shares of the Common Stock present in person or represented by Proxy at the Annual Meeting and entitled to vote is required to approve the adoption of the Stock Option Plan.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
         FOR THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S AMENDED AND
                        RESTATED 1996 STOCK OPTION PLAN.

                               EXECUTIVE OFFICERS

         The executive officers of the Company are appointed by the Board of Directors of the Company and serve at the discretion of the Board of Directors. The executive officers of the Company, their respective ages and positions and certain other information with respect to each of them are set forth below and herein under the section entitled "Election of Directors."

         MELISSA FORZLY, age 40, has been the Chief Financial Officer of the Company since March 1998 and joined the Company as Controller in June 1997. Prior to joining the Company, Ms. Forzly was Controller of Big Entertainment, a public company trading on the Nasdaq SmallCap market, which is a diversified entertainment company involved in the licensing of entertainment properties, the operation of retail stores, and the publishing and packaging of books. Ms. Forzly graduated from Boston University in 1981 with a B.S. in Business Administration with concentrations in accounting and finance.

         THOMAS PETERS, age 53, has been Vice President of Operations and Technology of the Company since November 1997 and joined the Company as Director of Software Development of the Company in May 1996. Since July 1992, Mr. Peters has been the owner of Smart View ("Smart View"), a company he founded to design and develop computer golf software to be used by golf professionals when giving video golf lessons. In March 1995, Smart View was engaged as an independent consultant to the Company and was principally responsible for the development of the software used in the Company's products. Smart View also developed operating systems used by Golf Academy at PGA National and at the Doral Golf Learning Center, each in Florida. Prior to founding Smart View, Mr. Peters, for 26 years, held various positions at IBM Corporation, including Manager of Application Development from July 1989 to July 1992 and Personal Computer Product Planning Manager from 1984 to 1989. Mr. Peters graduated from Harper College at University of New York in 1967, with a B.A. in mathematics.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding the compensation earned by or awarded to the Chief Executive Officer and each of the other executive officers (the "Named Executive Officers") of the Company for the fiscal year ended December 31, 1998.



                                                                                              LONG TERM COMPENSATION AWARDS
                                                     ANNUAL COMPENSATION              ---------------------------------------------
                                         -------------------------------------------    RESTRICTED     SECURITIES
                                                        SALARY      BONUS     OTHER       STOCK         UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR          ($)        ($)       ($)     AWARD(S)(#)     OPTIONS(1)     COMPENSATION
---------------------------              ---------   -----------  --------  --------  --------------  -------------  --------------

Earl Takefman, Chief Executive
  Officer..............................     1998        164,867       0        0           0            250,000           0

Ronald F. Seale, Chairman of
  the Board............................     1998              0       0        0           0                  0           0

Richard Parker, President and Chief
  Operating Officer ...................     1998        164,867       0        0           0            600,000           0

Tom Peters, Vice President of
  Operations and Technology ...........     1998        125,283       0        0           0            200,000           0

Melissa Forzly .......................      1998         79,572       0        0           0             25,000           0


---------------
(1) Reflects options to acquire shares of the Company that were granted in 1998. The Company has not granted stock appreciation rights.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

  The following table shows, with respect to the Named Executive Officers, information concerning the grant of stock options pursuant to the Plan during the fiscal year ended December 31, 1998.

                                                     INDIVIDUAL GRANTS(1)
                               ------------------------------------------------------------
                                     NUMBER OF       PERCENTAGE OF
                                    SECURITIES        TOTAL OPTIONS            EXERCISE OR
                                    UNDERLYING          GRANTED TO           BASE PRICE PER
                                     OPTIONS          EMPLOYEES IN               SHARE
NAME                                 GRANTED           FISCAL 1998              ($/SHARE)            EXPIRATION DATE
-----                              ------------     ---------------        -------------------     ---------------------
Earl Takefman..............           250,000              22.3%                   $1.00            March 31, 2001
Ronald  F. Seale...........                 0                  0                       0                       N/A
Richard Parker.............           600,000              53.5%                   $1.00             March 31, 2001/
                                                                                                  December 21, 2001(2)
Melissa Forzly.............            25,000               2.2%                   $1.00             March 31, 2001
Tom Peters.................           200,000              17.8%                   $1.00             March 31, 2001/
                                                                                                  December 21, 2001(3)

---------------
(1) All options granted in fiscal 1998 expire ten years from the date of the grant.

(2) The expiration date for 200,000 of Richard Parker's options is March 31, 2001 and the expiration date for his remaining 400,000 options is December 21, 2001.

(3) The expiration date for 100,000 of Tom Peters' options is March 31, 2001 and the expiration date for his remaining 100,000 options is December 21, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

     The following table shows, with respect to the Named Executive Officers, information with respect to the unexercised options to purchase shares of the Common Stock granted under the Plan and held as of December 31, 1998. None of the Named Executive Officers exercised options during the year ended December 31, 1998.


                              NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED                   VALUE OF UNEXERCISED
                                 OPTIONS HELD AT                       IN-THE-MONEY OPTIONS
                                 DECEMBER 31, 1998                    AT DECEMBER 31, 1998(1)
                           ---------------------------------------------------------------------------
NAME                        EXERCISABLE       UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
-----                      ---------------------------------------------------------------------------
Earl Takefman(2) ........     537,478                  0                 0                0
Ronald F. Seale .........           0                  0                 0                0
Richard Parker ..........     700,000                  0                 0                0
Melissa Forzly ..........      27,500                  0                 0                0
Tom Peters ..............     240,411                  0                 0                0

---------------
(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The value of the unexercised options represents the difference between the exercise price of such options and the closing market price of the Company's Common Stock on December 31, 1998.

(2) Excludes (i) 10,000 warrants owned by Mr. Takefman to acquire shares of the Common Stock, which were purchased by Mr. Takefman upon the same terms as other unaffiliated investors in a Bridge Financing consummated by the Company in March 1997, and (ii) 5,832 shares underlying options owned by Mr. Takefman's spouse as to which shares Mr. Takefman disclaims beneficial ownership.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         All of the members of the Compensation Committee (other than Mr. Takefman) are non-employee Directors of the Company and are not former officers of the Company or its subsidiaries. No executive officer of the Company serves as a member of the Board of Directors or on the compensation committee of a corporation for which any of the Company's Directors serving on the Compensation Committee or on the Board of Directors of the Company is an executive officer.

PERFORMANCE COMPARISON

         The graph below provides an indicator of cumulative total shareholder returns for the Company, as compared with the S&P 500 Stock Index and Comparable Golf Leisure Companies.


                       9/30/96   12/31/96    3/31/97    6/30/97    9/30/97    12/31/97    3/31/98    6/30/98    9/30/98    12/31/98

EDGE                      6.25       5.75      11.25      9.625      7.625      3.5625       3.25      3.125          2 15/16
Golf Leisure
  Companies(1)        9.479167   5.390625   5.046875     4.6195      5.922    4.354167   5.104167   4.566667   2.535714    2.116071
S&P 500                 687.31     740.74     757.12     885.14     947.28      970.43    1105.43    1133.86    1017.06      1229.4


--------------
(1)  The following companies comprise the Comparable Golf Leisure Companies:
     Adams Golf, Inc., Arnold Palmer Golf Company, Bullet Sports International Inc., Coyote Sports Inc., Golden Bear Golf Inc., McHenry Metals Golf Corp., and Teardrop Golf Co. Comparable Golf Leisure Companies calculation is based on an average of their respective closing trade prices as of the specified day.


EMPLOYMENT AGREEMENTS

         Effective January 1, 1996, the Company entered into a three-year employment agreement with Earl Takefman, the Chief Executive Officer of the Company. This agreement was amended on April 14, 1998 and extended until December 31, 2000. Pursuant to the agreement, as amended, Mr. Takefman is entitled to receive a base salary of $175,000 per annum, subject to increase to $200,000 on January 1, 1999 and $225,000 on January 1, 2000. In addition, pursuant to the original employment agreement, Mr. Takefman received 250,000 options upon the consummation of the Company's initial public offering, which options have now vested, and have an exercise price of $3.00 (these options were repriced to $1.00 pursuant to the Third Amendment (as defined in "Certain Transactions - Infinity Financing" below). The agreement is automatically renewed for additional one-year periods, unless Mr. Takefman or the Company provides notice to the other of its termination. In the event that Mr. Takefman is terminated without cause, he will be entitled to receive as severance the amount of his base salary for the lesser of one year or the remaining term of the agreement.

         Effective June 1, 1996, the Company entered into an employment agreement with Richard Parker, pursuant to which Mr. Parker serves as the President and Chief Operating Officer of the Company. This Agreement was amended on April 14, 1998 and extended until December 31, 2000. Mr. Parker is entitled to receive a base salary of $175,000 per annum, subject to increase to $200,000 on January 1, 1999 and to $225,000 on January 1, 2000. The agreement expires on December 31, 2000 but will automatically be renewed annually unless terminated by one or both of the parties. If Mr. Parker is terminated without cause, he will be entitled to received as severance the amount of his base salary for the lesser of six months or the remaining term of the agreement. In addition, Mr. Parker may terminate his employment agreement if Mr. Takefman is no longer employed by the Company; in such case, Mr. Parker would still be entitled to his severance package.

         As of May 1, 1996, the Company entered into a two-year employment agreement with Thomas Peters, pursuant to which Mr. Peters originally served as Director Software Development and now serves as Vice President of Operations and Technology. This Agreement was amended on April 14, 1998 and extended until December 31, 2000. Mr. Peters is entitled to receive a base salary of $130,000 under the agreement for 1998, subject to increase to $140,000 for 1999 and to $150,000 for 2000. Pursuant to the agreement, Mr. Peters will also be eligible to receive a bonus based on the Company's performance, as determined by the Board of Directors. The agreement is automatically renewed for additional one-year periods unless Mr. Peters or the Company provides notice to the other of its termination. In the event that Mr. Peters is terminated without cause, he will be entitled to receive as severance the amount of his base salary for three months.

                              CERTAIN TRANSACTIONS

INFINITY FINANCING

         On June 13, 1997, the Company arranged a three-year $7.5 million debt and convertible equity facility (the "Infinity Financing") with a group of investment funds (the "Funds"). The Company issued and sold to the Funds the following securities pursuant to the Securities Purchase Agreement, dated as of June 13, 1997 (the "Agreement"), among the Company and the Funds: (i) 8.25% unsecured convertible notes (the " Notes") in the aggregate principal amount of $7,500,000 with a maturity date of three years from the date of issuance , subject to the mandatory automatic exchange of $5 million of the Notes for Preferred Stock, par value $.01 per share, which Notes were convertible into shares of Common Stock (the "Note Conversion Shares") at any time and from time to time commencing January 1, 1998 at the option of the holder thereof subject to certain limitations on conversion set forth in the Agreement; (ii) 93,677 shares of Common Stock subject to adjustment (the "Grant Shares"); and (iii) five-year warrants (the "June Warrants") to purchase 100,000 shares of Common Stock (the "Warrant Shares") at an exercise price equal to $10.675. The net proceeds to the Company from the sale of the Notes, Grant Shares and June Warrants was $7,236,938. In addition, the Company issued 14,052 shares of Common Stock to the underwriter in the Company's initial public offering as a fee for services rendered in connection with the transactions contemplated by the Agreement.

         Pursuant to the Agreement, the Company was required to issue additional Grant Shares (the "Additional Grant Shares") to the Funds in the event that the closing bid price of Common Stock for each trading day during any consecutive 10 trading days from June 13, 1997 through December 31, 1997 did not equal at least $10.00 per share. The Company issued 180,296 Additional Grant Shares during the fourth quarter of 1997.

         Interest payments on the Notes are, at the option of the Company, payable in cash or in shares of Common Stock. During 1997 and 1998, the Company issued an aggregate of 65,671 shares and 80,989 shares (collectively, the "Interest Shares"), respectively, for payment of interest due.

         On February 6, 1998, the Company entered into the First Amendment to the Securities Purchase Agreement and Related Documents, dated as of December 31, 1997 (the "First Amendment"), among the Company and the Funds. Pursuant to the First Amendment, the Funds converted $6 million aggregate principal amount of the Notes into 6,000 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock"). The "Maximum Conversion Price" (as defined in the First Amendment) at which shares of Preferred Stock are convertible into Common Stock (the "Stock Conversion Shares") is $6.00, subject to adjustment in certain circumstances.

         Dividends on the Preferred Stock and the Series A-2 Preferred Stock (as hereinafter defined) are, at the option of the Company, payable in cash or in shares of Common Stock. During 1998 the Company issued an aggregate of 302,755 shares (the "Dividend Shares") for payment of dividends.

         The remaining $1.5 million of outstanding Notes held by the Funds have become secured debt pursuant to a Security Agreement, dated as of February 6, 1998 (the "Security Agreement"), between the Company and H.W. Partners, L.P., as agent for and representative of the Funds. With respect to such $1.5 million in outstanding Notes, the Funds have been granted a security interest in the collateral described in the Security Agreement, which includes all of the Company's unrestricted cash deposit accounts, accounts receivable, computer software, inventory and equipment and fixtures, excluding the vans.

         The Company issued to the Funds an aggregate of 200,000 warrants (the "New Warrants"), each to purchase one share of Common Stock (collectively, the "New Warrant Shares") at an exercise price equal to $4.00 per share.

         As a condition to the consummation of the transactions contemplated by the Purchase Agreement (as hereinafter defined), the Company entered into the Agreement and Second Amendment to Bridge Securities Purchase Agreement and Related Documents (the "Second Amendment"), dated as of March 27, 1998, among the Company and the Funds. Pursuant to the Second Amendment, the Funds agreed that they would not convert, prior to December 31, 1998, any shares of Preferred Stock or any principal amount of the Notes into shares of Common Stock, unless a "Material Transaction" (defined as a change of control of the Company, a transfer of all or substantially all of the Company's assets or a merger of the Company into another entity) has occurred. Further, the Funds agreed that they would not, prior to March 31, 1999, publicly sell any shares of Common Stock owned or acquired by the Funds, unless a Material Transaction has occurred; the Funds are permitted, after June 30, 1998 and subject to the Company's right of first refusal, to privately sell any shares of Common Stock that they own or acquire, provided the purchaser agrees in writing to be bound by the same resale restrictions.

         The Funds have granted to the Company an option to redeem the Preferred Stock and the Notes owned by the Funds. The Company is required to redeem all of the Preferred Stock outstanding prior to redemption of any of the Notes. In addition, the Funds have granted to the Company and to Marion Interglobal, Ltd., an investment group ("Marion") an option to acquire, on or before March 31, 1999, all of the shares of Common Stock owned by the Funds.

         In connection with the Second Amendment, the Funds received 100,000 shares of Common Stock. Furthermore, because the Company did not redeem all of the Preferred Stock and Notes owned by the Funds by June 30, 1998, the Funds received 200,000 additional shares of Common Stock. Further, the exercise price of the June Warrants was reduced from $10.675 per share to $3.25 per share and the exercise price of the New Warrants was reduced from $4.00 per share to $3.25 per share.

         On December 29, 1998, the Company entered into the Third Amendment to Bridge Securities and Purchase Agreement and Related Documents (the "Third Amendment"), among the Company and Funds (or, if applicable, their respective transferees) (the "New Funds"). Pursuant to the Third Amendment, the Company agreed to retire all of the issued and outstanding shares of its Series A Convertible Preferred Stock and, in exchange therefor, issue to the New Funds a new class of Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred Stock"). The Series A-2 Preferred Stock is senior to the Common Stock with respect to dividends, liquidation and dissolution. Prior to January 1, 2000, no dividends shall accrue or be payable on the Series A-2 Preferred Stock. Beginning on January 1, 2000, each share of Series A-2 Preferred Stock shall entitle the holder to an annual dividend of 8.25%, payable on a quarterly basis, which dividend shall increase to 18% in certain situations as specified in the Certificate of Designation with respect to the Series A-2 Preferred Stock.

         The Third Amendment also revised the conversion price at which the Notes may be convertible into Common Stock and at which the Series A-2 Preferred Stock may be convertible into Common Stock (the "Series A-2 Conversion Shares"). The "Conversion Price" (as defined in the Third Amendment) applicable to the Company's outstanding Convertible Notes is $2.50 until January 1, 2000, inclusive, and $1.25 thereafter. The Conversion Price applicable to the Series A-2 Preferred Stock is (i) for the first $2,000,000 of aggregate liquidation preference of the Series A-2 Preferred Stock, $1.25, (ii) for the next $1,000,000 of aggregate liquidation preference of the Series A-2 Preferred Stock, $2.00 until June 30, 1999, inclusive, $1.375 from July 1, 1999 until January 1, 2000, inclusive, and $1.25 thereafter, and (iii) for any excess amounts of aggregate liquidation preference of the Series A-2 Preferred Stock, $2.50 until June 30, 1999, inclusive, $2.00 from July 1, 1999 until January 1, 2000, inclusive, and $1.25 thereafter.

         The New Funds agreed to a limitation on their conversion rights, such that they may not convert any amount of convertible instruments or exercise any portion of warrants that would result in the sum of (a) the number of shares of Common Stock beneficially owned by the New Funds and their affiliates and (b) the number of shares of Common Stock issuable upon conversion of convertible instruments or exercise of warrants, exceeding 9.99% of the outstanding shares of Common Stock after giving effect to such conversion or exercise. The Third Amendment removed resale limitations on the New Funds.

         Furthermore, as a means of retaining the Company's management and as an incentive for such management to pursue the Company's long-term goals, the Third Amendment provided that all outstanding stock options granted to Earl Takefman, Richard Parker and Thomas Peters shall be repriced to $1.00 per share and that all such options shall be immediately vested. The Company also agreed to reprice to $1.00 per share approximately 82,000 existing employee stock options, all such options to be immediately vested. In addition, the New Funds agreed to return to the Company the June Warrants and the New Warrants to purchase an aggregate of 300,000 shares, provided that options to purchase 200,000 shares of Common Stock be redistributed to Richard Parker and options to purchase 100,000 shares of Common Stock be redistributed to Thomas Peters, all such options to be immediately vested and to have an exercise price of $1.00 per share. Moreover, the Company granted 200,000 new stock options to Richard Parker, all such options to be immediately vested and to have an exercise price of $1.00 per share.

MARION EQUITY FINANCING

         In March 1998, the Company entered into a Purchase Agreement (the "Purchase Agreement") with Marion. The Purchase Agreement calls for the Company to receive up to $11,000,000 from Marion in exchange for shares of Common Stock as explained herein. Pursuant to the Purchase Agreement, the purchase of Common Stock was to occur in three tranches as follows: (i) on March 27, 1998 the Company sold to Marion 1,200,000 shares of Common Stock for an aggregate consideration of $3,000,000, which was received on April 16, 1998; (ii) on or prior to June 30, 1998 the Company sold to Marion 800,000 shares of Common Stock for an aggregate consideration of $2,000,000; and (iii) on or prior to September 30, 1998 the Company was to sell a number of shares of Common Stock (to be determined by when the closing occurs, which would range from 2,666,667 shares to 3,200,000 shares) for an aggregate consideration of $6,000,000. The third tranche was contingent on Marion's satisfaction that the Company met or exceeded certain unspecified financial targets expected by Marion, in its sole discretion. Marion was under no firm obligation to complete this tranche. The third trance of the Purchase Agreement was not completed by Marion due to market conditions. The Company paid transaction fees to Marion upon completion of each tranche as follows: (i) 1,200,000 shares of Common Stock for the first $3,000,000 tranche; and (ii) 800,000 shares of Common Stock for the second $2,000,000 tranche. The Company issued an additional 10,000 shares as a finders fee in connection with this financing.

         Further, upon the consummation of the second tranche of the Purchase Agreement, Mr. Alan Lubell, a former director of the Company, transferred 250,000 shares of Common Stock to Marion, which shares were registered under the Securities Act of 1933, as amended, effective April 15, 1998.

         Pursuant to the Purchase Agreement, Marion represented a group of investors and was entitled to assign its rights to receive shares of Common Stock from the Company and Mr. Lubell. Marion exercised this right and allocated the shares of Common Stock from the Company and Mr. Lubell to various unrelated investors and retained 976,000 shares for its own account. Marion is controlled by Mr. Ronald Seale, who become Chairman of the Board of the Company on June 3, 1998 and presently holds 976,000 shares of Common Stock.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities and Exchange Act of 1934, the Company's Directors, executive officers and holders of more than 10% of the Common Stock are required to report their initial ownership of the Company's equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by these dates with respect to 1998. Based on representations of its directors and executive officers and copies of reports they have filed with the Securities and Exchange Commission, there were no late reports filed for 1998, except that Ronald F. Seale, the Company's Chairman of the Board, filed several late reports on Form 3 and Form 4.

                            INDEPENDENT ACCOUNTANTS

         Upon the recommendation of the Audit Committee, the Board of Directors selected Arthur Andersen LLP for fiscal 1999. Arthur Andersen LLP audited the Company's books, records and accounts for fiscal 1998, and representatives of the firm will attend the Annual Meeting, will have the opportunity to make a statement and will be available to answer questions that may be asked by stockholders.

                                 OTHER MATTERS

         The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting, but if other matters are presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.

               STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2000
                         ANNUAL MEETING OF STOCKHOLDERS

         Stockholder proposals to be presented at the 2000 Annual Meeting of Stockholders must be received, in writing, by the Secretary of the Company at the Company's principal executive offices no later than January __, 2000 in order to be included in the Company's proxy materials relating to that meeting.

                             REPORT ON FORM 10-KSB

         The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission, is available to stockholders, without charge, upon written request. Requests for copies should be directed to Visual Edge Systems Inc., 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431, Attention: Secretary.

                            SOLICITATION OF PROXIES

         The accompanying Proxy is solicited by the Board of Directors, and the cost of such solicitation will be borne by the Company. Proxies may be solicited by Directors, officers and employees of the Company, none of whom will receive any additional compensation for his or her services. Solicitation of Proxies may be made personally or by mail, telephone, telegraph, facsimile or messenger. The Company will pay persons holding shares of the Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the reasonable expense of forwarding soliciting materials to their principals.

                                             By Order of the Board of Directors



                                              Earl Takefman
                                              Chief Executive Officer

Boca Raton, Florida
April __, 1999

                            VISUAL EDGE SYSTEMS INC.
                 ANNUAL MEETING OF STOCKHOLDERS - MAY 14, 1999

         The undersigned hereby appoints Earl Takefman and Richard Parker, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $.01 per share, of Visual Edge Systems Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's principal executive office, 2424 North Federal Highway, Suite 100, Boca Raton, Florida 33431 on Friday, May 14, 1999, commencing at 10:00 a.m. (local time), and at any adjournment thereof.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED (I) FOR EACH OF THE NOMINEES AS A DIRECTOR OF THE COMPANY, (II) TO GRANT PERMISSION TO THE BOARD OF DIRECTORS OF THE COMPANY TO EFFECT A REVERSE STOCK SPLIT, IN A RATIO OF NO MORE THAN ONE-FOR-FIVE, IF THE BOARD OF DIRECTORS DETERMINES THAT SUCH ACTION IS ADVISABLE TO COMPLY WITH THE LISTING REQUIREMENTS OF THE NASDAQ SMALLCAP MARKET AND (III) FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1996 STOCK OPTION PLAN.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

1. ELECTION OF DIRECTORS: Authority to vote this Proxy for the election \ of the following persons as directors is:

                  [ ]  GRANTED                   [ ]  WITHHELD

         (Except as indicated otherwise)
         IF THERE IS ANY INDIVIDUAL DIRECTOR WITH RESPECT TO WHOM YOU DESIRE TO WITHHOLD YOUR VOTE, YOU MAY DO SO BY LINING THROUGH OR OTHERWISE STRIKING OUT HIS NAME.

                                   Ronald F. Seale, Earl Takefman,
                                   Richard Parker, Mark Hershhorn
                                   and Beryl Artz

2. Grant permission to the Board of Directors of the Company to effect a reverse stock split, in a ratio of no more than one-for-five, if the Board of Directors determines that such action is advisable to comply with the listing requirements of the Nasdaq SmallCap Market.

         FOR                        AGAINST                           ABSTAIN
         [  ]                         [  ]                              [  ]


3. Approval of an amendment to the Company's Amended and Restated 1996 Stock Option Plan to increase the number of shares of the Company's Common Stock that may be subject to outstanding options.

         FOR                        AGAINST                           ABSTAIN
         [  ]                         [  ]                              [  ]



         PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


         PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING       [  ]




Signature ____________  Signature ________________ Dated: ______________, 1999
NOTE: Please sign exactly as your name appears above. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.